UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A

Amendment No. 1 to Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LAKESHORE ACQUISITION II CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Lakeshore Acquisition II Corp.
667 Madison Avenue,

New York, NY 10065
Telephone: (917)327-9933
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary Shares, $0.0001 par value	The NASDAQ Stock Market LLC

Warrants	The NASDAQ Stock Market LLC

Rights	The NASDAQ Stock Market LLC

Units	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333- 262381.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The undersigned Registrant hereby amends the following Items or other portions of its Registration Statement on Form 8-A, dated March 8, 2022.

Item 1.	Description of Registrant's Securities to be Registered.

A description of the ordinary shares, warrants, rights and units to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in Lakeshore Acquisition II Corp.’s (the “Registrant”) Registration Statement on Form S-1 (Registration No. 333-262381) initially filed with the Securities and Exchange Commission on January 28, 2022, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 8, 2022	LAKESHORE ACQUISITION II CORP.

	By:	/s/ Bill Chen
	Name:	Bill Chen
	Title:	Chief Executive Officer